Exhibit 3.3

CAMP NINE, INC.

BYLAWS

ARTICLE I—OFFICES

Section 1.1  Office

The address of the registered office of Camp Nine, Inc. (hereinafter called the “Corporation”) in the State of Nevada shall be located at either (i) the principal place of business of the Corporation in the State of Nevada or (ii) the office of the corporation or individual acting as the Company’s registered agent in Nevada.  The Corporation may have other offices, both within and without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.  The registered office may be changed by resolution of the Board of Directors to another location within the State of Nevada.

Section 1.2  Books and Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II—STOCKHOLDERS

Section 2.1  Annual Meeting

An annual meeting of the stockholders, for the selection of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location, either within or without the State of Delaware, and at such time each year as designated by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.  The Board of Directors may adopt guidelines and procedures governing the participation of stockholders and proxy holders not physically present at a meeting of stockholders by means of remote communication.

Section 2.2  Special Meetings

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the chairman, the Board of Directors, the president, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting, and shall be held at such place, either within or without the State of Delaware, on such date, and at such time as they or he shall fix.

Section 2.3  Notice of Meetings

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Delaware or the Certificate of Incorporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4  Quorum

Unless otherwise required by law, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or these by-laws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date, or time.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted that could have been transacted at the original meeting.

Section 2.5  Organization

If the persons designated in these Bylaws to conduct meetings of the stockholders are unavailable, the Board of Directors may designate the person to call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6  Conduct of Business

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.7  Proxies

Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder unless otherwise provided by law or the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for the stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, delivered in accordance with the procedure established for the meeting.  No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, the Certificate of Incorporation, or these Bylaws.  Directors shall be elected by a plurality of the votes cast at the election.

Section 2.8  Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.9  Action by Written Consent

Any action, except the election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided:

(a)           That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

(b)           That this general provision shall not supersede any specific provision for action by written consent required by law.

ARTICLE III—BOARD OF DIRECTORS

Section 3.1  Number; Term of Office; Resignation

The number of directors who shall constitute the whole board shall be such number not less than one (1) not more than nine (9) as the Board of Directors shall at the time have designated.  Each director shall be selected for a term of one (1) year and until his successor is elected and qualified, except as otherwise provided herein, the Corporation’s Certificate of Incorporation or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

The resignation of a director shall be in writing or by electronic transmission and shall be effective the later of the time designated in the resignation or when:

(a)          Hand-delivered to the president, secretary, or chairman of the Corporation;

(b)          Received when sent by facsimile at the published facsimile number of the Corporation;

(c)          Received when scanned and sent by email at the published email address of the Corporation, its president, secretary, or chairman;

(d)         The next business day after same has been deposited with a national overnight delivery service, shipping prepaid, addressed to the published address of the principal executive offices of the Corporation, the president, the secretary or the chairman of the Corporation, with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or

(e)          Three business days after mailing if mailed postage prepaid from within the continental United States by registered or certified mail, return receipt requested, addressed to the published address of the principal executive offices of the Corporation, the president, the secretary or the chairman of the Corporation.

Section 3.2  Vacancies

Unless otherwise restricted by the Certificate of Incorporation, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3.3  Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

Section 3.4  Special Meetings

Special meetings of the Board of Directors (i) may be called by the chairman of the board or chief executive officer and (ii) may be called by the chief executive officer or secretary on the written request of two directors or the sole director, as the case may be, and shall be held at such place, on such date and at such time as they or he shall fix.  Notice of the place, date and time of each such special meeting shall be given by each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by electronic transmission not less than eighteen (18) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5  Quorum

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.6  Participation in Meetings by Conference Telephone

Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

Section 3.7  Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

Section 3.8  Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a)           To declare dividends from time to time in accordance with law;

(b)           To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c)           To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d)           To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e)           To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(f)           To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(g)           To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(h)           To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 3.9  Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 3.10  Loans

The Corporation shall not, either directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director, executive officer (or equivalent thereof), or control person, but may lend money to and use its credit to assist any employee, excluding such executive officers, directors or other control persons of the Corporation or of a subsidiary, if such loan or assistance benefits the Corporation.

Section 3.11  Consent In Lieu of Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent shall be signed by all members of the Board of Directors or committee and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee,

ARTICLE IV—COMMITTEES

Section 4.1  Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2  Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V—OFFICERS

Section 5.1  Generally; Term; Resignation

The officers of the Corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. The Corporation may also have a chairman of the board who shall be elected by the Board of Directors and who shall be an officer of the Corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person. The resignation of an officer shall be in writing and shall be effective the later of the time designated in the resignation or as provided in Section 3.1 above; provided that the resignation of the president shall be made to a vice-president or any other designated party, except the president.

Section 5.2 Chairman of the Board

The chairman of the board shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.3  President

Unless otherwise designated by the Board of Directors, the president shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the Corporation. He shall, when present, and in the absence of a chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.4  Vice-President

Each vice-president shall perform such duties as the Board of Directors shall prescribe.  In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

Section 5.5  Treasurer

The treasurer shall have the custody of the monies and securities of the Corporation and shall keep regular books of account.  He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

Section 5.6  Secretary

The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  He shall have charge of the corporate books.

Section 5.7  Delegation of Authority

The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.8  Removal

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.9  Action with Respect to Securities of Other Corporation

Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.  The chief executive officer may delegate the foregoing rights to another executive officer of the Corporation.

ARTICLE VI—INDEMNIFICATION OF DIRECTORS AND
OFFICERS

Section 6.1  Generally

The Corporation shall indemnify its officers and directors to the fullest extent permitted under Delaware law.

Section 6.2  Expenses

Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under Delaware law.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.3  Determination by Board of Directors

Any indemnification under subsections (a) and (b) of Chapter 1, Delaware General Corporate Law, § 145 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of § 145.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination:

(1)           By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2)           By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)           If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)           By the stockholders.

Section 6.4  Not Exclusive of Other Rights

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 6.5  Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

The Corporation’s indemnity of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.6  Violation of Law

Nothing contained in this Article, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

Section 6.7  Coverage

For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE VII—STOCK

Section 7.1  Certificated and Uncertificated Shares

(a)           The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Each share shall be numbered and entered into the books of the Corporation as they are issued.  Each certificate representing shares shall set forth upon the face thereof the following:

(i)          The name of the corporation;

(ii)         That the Corporation is organized under the laws of the State of Delaware;

(iii)        The name or names of the person or persons to whom the certificate is issued;

(iv)        The number and class of shares, and the designation of the series, if any, which the certificate represents;

(v)         If any shares represented by the certificates are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or the back thereof a clear and concise statement to that effect; and

(vi)        If any shares represented by the certificates are subject to any restrictions on the transfer or the registration of transfer of shares, then such restrictions shall be noted conspicuously on the front or back of such certificates.

(b)           Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The Corporation shall not have power to issue a certificate in bearer form.

(c)           Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the stockholder then owning such shares a written statement of the information required to be placed on certificates by Section 7.1 (a) of these Bylaws and applicable law.

Section 7.2  Transfers of Stock

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 7.4 of Article VII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 7.3  Record Date

The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

Section 7.4  Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7.5  Regulations

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII—NOTICES

Section 8.1  Notices

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice.  Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by electronic transmission, addressed to such stockholder, director, officer, or agent at his or her address or electronic address as the same appears on the books of the Corporation.  The time when such notice is dispatched shall be the time of the giving of the notice.

Section 8.2  Waivers

A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice required to be given to such stockholder, director, officer or agent.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

ARTICLE IX—MISCELLANEOUS

Section 9.1  Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

Section 9.2  Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 9.3  Reliance Upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 9.4  Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 9.5  Time Periods

In applying any of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE X—AMENDMENTS

Section 10.1  Amendments

These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

Section 10.2 Force and Effect

These Bylaws are subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, as the same may be amended from time to time.  If any provision in these Bylaws is inconsistent with an express provision of either the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the provisions of the General Corporation Law of the State of Delaware or the Certificate of Incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.